                                                                      Exhibit 10

                               SERVICE AGREEMENT

        AGREEMENT made as of December 2, 1997 between H.J. Heinz Company, a Pennsylvania corporation (the "Company"), and Anthony J.F. O'Reilly
(the "Chairman").

        WHEREAS, the Chairman has been serving as Chairman of the Board of Directors of the Company (the "Board") and Chief Executive Officer of the Company;

        WHEREAS, the Chairman desires to resign his position as Chief
Executive Officer of the Company as of the "Effective Date" (as defined below);

        WHEREAS, the Company desires the Chairman to continue to serve as Chairman of the Board and to retain the services and skills of the Chairman who has been President and Chief Operating Officer of the Company since 1973, Chief Executive Officer of the Company since 1979 and Chairman of the Board of the Company since 1987, and who has been, and continues to be, critical to the continued growth and success of the Company;

        WHEREAS, the Company believes that it is particularly important during the transition period in which the term of a new chief executive officer will commence for the Company to avail itself of the skill and experience of the Chairman as well as his relationships with the business and international community;

        WHEREAS, in order to induce the Chairman to continue to serve as Chairman of the Board and to provide the services described herein, the Company desires to provide the Chairman with compensation and other benefits on the terms and conditions set forth in this Agreement; and
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        WHEREAS, the Chairman is willing to continue to serve as Chairman of the Board and to perform services for the Company, on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

        1. Term of Service. The Chairman's term of service under this
           ---------------
Agreement (the "Term"), shall be for the period beginning April 30, 1998, the commencement date of the Company's next fiscal year (the "Effective Date"), and ending on the date of the Company's annual meeting of shareholders in September, 2000 (the "Termination Date"), subject however, to earlier termination as expressly provided herein.

        2. Service.
           -------

           2.1 Duties. During the Term, the Chairman shall continue to serve as
               ------
Chairman of the Board. In addition, the Chairman will be available to consult with the executives and the other directors of the Company. The Chairman will provide such other services to the Company as may be mutually agreed between the Chairman and the Board (but will not be responsible for any of the day to day operations of the Company, which shall be the responsibility of the Chief Executive Officer). The Chairman shall be expected to attend meetings of the Board of Directors and the Annual Meeting of Stockholders, and will attend such other functions as may be reasonably requested by the Chief Executive Officer, subject to the Chairman's other personal and professional commitments. The Chairman shall be
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entitled, but shall not be required, to attend other Company sponsored meetings.
During the Term, the Company's annual financial results will be announced and published jointly by the Chairman, as Chairman of the Board, and the Chief Executive Officer in a manner consistent with the announcements and publications in prior years. During the Term, the Chairman shall remain as Chairman of the H.J. Heinz Company Foundation. The Chairman shall continue to be authorized to make or approve expenditures on behalf of the Company consistent with the expenditures that heretofore have been or currently are provided in the Chairman budgets. The Chairman shall perform his duties in a manner consistent with the objectives and prospects of the Company and its multinational operations, subject to the general powers and responsibilities of the Board.

           2.2 Corporate Action. The Company will take all necessary action,
               ----------------
including effecting any necessary amendments to the Company's by-laws, to enable the (Chairman to serve in the capacity described herein and will cause the Chairman to be nominated for election as a director of the Company during the Term.

           2.3 Location. The Chairman may perform his duties from locations of
               --------
his choosing as may be appropriate, taking into account the reduced scope of the Chairman's authority and responsibilities contemplated hereby.

           2.4 Employment Status. From and after the Effective Date, the
               -----------------
Chairman shall cease to be an employee of the Company and its affiliates and shall be deemed to have retired from the Company and its affiliates for purposes of the qualified and nonqualified retirement plans, programs and arrangements of the Company and its affiliates.

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                                                                               4

        3. Compensation.
           ------------

           3.1 Annual Fee. The Company shall pay or cause to be paid to the
               ----------
Chairman during the Term an annual fee that shall not be less than $500,000 (the "Annual Fee"). The Annual Fee shall be payable in accordance with current practices for the Chairman. The Company, by action of the Management Development and Compensation Committee of its Board of Directors (the "Compensation Committee"), taken in its discretion, may increase the Annual Fee at any time and from time to time during the Term.

           3.2 Bonus Compensation. During the Term, the Chairman shall be
               ------------------
eligible to receive an annual bonus in such amounts, if any, and at such times, as may be determined by the Compensation Committee in its sole discretion.

        4. Stock Options.
           -------------

           4.1 Existing Options. As of the date of this Agreement, the Chairman
               ----------------
holds stock options to acquire 1,875,000 shares of the Company common stock (the "Existing Options"). There are 1,125,000 Existing Options that are currently scheduled to vest on December 31, 1997 which shall, if not then vested, vest upon the execution of this Agreement. The remaining 750,000 Existing Options held by the Chairman will continue to vest and remain exercisable in accordance with their terms during the Term as though the Chairman continued to be a full time employee of the Company and shall, to the extent not then vested, become fully vested on the date the Chairman shall cease to serve as Chairman of the Board for any reason. The Company agrees to take all necessary action to effect the foregoing, and the committee administering each stock option plan pursuant to which the
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                                                                               5

Existing Options were granted shall pass such resolutions and take any other action that may be necessary to waive any conditions to vesting and the exercise of the Existing Options that are inconsistent herewith.

           4.2 Confirmation. The parties confirm that they have no current
               ------------
understanding or agreement regarding the grant of any additional stock options to the Chairman during the Term.

        5. Authorization. The Company represents and warrants that the
           -------------
execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Board, and do not require any further approval or consent, or amendment or modification of any plan or agreement.

        6. Benefits.
           --------

           6.1 Expenses. The Chairman shall be reimbursed by the Company for
               --------
all reasonable expenses incurred by the Chairman as a result of the termination of his services as the Chief Executive Officer of the Company and his retirement from the Company.

           6.2 Support Services. The Chairman shall continue to be provided
               ----------------
such benefits and support services (including but not limited to executive office facilities and secretarial, financial, communications, security and transportation services and other allowances) as heretofore have been and currently are being provided to the Chairman. The Chairman shall be provided with an office, commensurate with his position with the Company, on the 60th floor of the Company's corporate headquarters in Pittsburgh. The Company shall continue to
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provide the Chairman with the exclusive services of the Chairman's personal assistant, Clyde Fearer, or any other personal assistant of his choosing and shall provide such assistant with an office on the 60th floor of the Company's corporate headquarters in Pittsburgh.

           6.3 Other Benefits.
               --------------

               (a) During the Term, the Chairman shall continue to participate in all employee benefit plans and programs of the Company and its affiliates (other than as provided for in Section 2.4), including, without limitation, any medical, life insurance and disability plans or programs, on a basis consistent with the general provisions of such plans.

               (b) The Chairman shall continue to be reimbursed for expenses incurred in connection with Company business in a manner consistent with past practice. Any issues as to consistency with past practice shall be resolved by the Chairman of the Audit Committee.

               (c) The Chairman shall have complete and full access to the Company's aircraft for any travel that might facilitate the Chairman in performing his duties hereunder as the Chairman shall determine in a manner consistent with past practice; provided that the Chairman will inform the
                               --------
Company of any such use. To the extent any such use is determined by the Chairman or the Chairman of the Company's Audit Committee to be unrelated to the business activities of the Company, the Chairman will reimburse the Company for the use of the aircraft in a manner consistent with past practice.
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        7. Termination.
           -----------

           7.1 Termination for Cause. The Company may terminate the Term prior
               ---------------------
to the Termination Date for "cause." Such termination shall be effected by notice thereof delivered by the Company to the Chairman.

        For purposes of this Agreement, termination by the Company for
"cause" shall mean termination by action of a majority of the entire Board because of (i) the Chairman's conviction of a felony relating to the business or assets of the Company (which through the lapse of time or otherwise is not subject to appeal) in which case such termination shall be effective as of the date of such notice or (ii) the Chairman's willful continuing and repeated refusal without proper cause to perform the duties described herein to the Company; provided, that no termination for the events described in clause (ii)
         --------
hereof shall be made unless the Chairman shall have failed to cure such event within thirty days after written notice thereof shall have been given to the Chairman by the Company.

        In the event of termination by the Company for cause in accordance with the foregoing procedures, the following provisions shall apply:

               7.1.1 The Company shall have no further obligation to pay the Annual Fee or bonuses to the Chairman hereunder except for any portion of the Annual Fee accrued and unpaid through the effective date of termination and any unpaid bonus with respect to any previously completed fiscal year.

               7.1.2 Such termination shall not affect any rights the Chairman has under any insurance or other benefit plans or arrangements of the
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                                                                               8

Company that are vested as of the termination date or that vest as a result of such termination.

               7.1.3 The Chairman shall have the right to contest such termination by appropriate legal action before any court of competent jurisdiction and to obtain appropriate damages from the Company if and to the extent that such termination is determined by such court to have been wrongful.

           7.2 Termination by the Company Without Cause or Termination by the
               --------------------------------------------------------------
Chairman for Good Reason. In the event that the term of employment is
------------------------
terminated prior to the Termination Date by the Company without "cause" (as defined in Section 7.1 hereof) or by the Chairman for "Good Reason" (as defined in Section 7.2.3 hereof), the following provisions shall apply:

               7.2.1 The Chairman shall be entitled to the following:

                     (a) A lump-sum payment in cash equal to the aggregate Annual Fee and bonus (which shall be deemed to be an amount equal to the highest bonus paid to the Chairman, whether under this Agreement or otherwise, by the Company and its affiliates in any of the last three full fiscal years proceeding the date of termination) that the Chairman would have received for the greater of (x) the period ending on the Termination Date and (y) one year after the date of termination (the "Severance Period"), it being understood that to the extent the Severance Period includes any partial fiscal year, the bonus otherwise payable with respect to such fiscal year will be pro-rated; and

                     (b) The Chairman shall continue, during the Severance Period (i) to be entitled to use of the office facilities (as described in

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Section 6.2 above), his personal assistant and the Company's corporate aircraft on the same terms as were made available to him during the Term and (ii) to be covered by the employee benefit plans of the Company and its affiliates to the same extent he was covered during the Term (or, if continued coverage is not permitted under the terms of such employee benefit plans, the Company will provide the Chairman with a cash payment representing the economic equivalent of such coverage (on an after-tax basis)).

               7.2.2 Termination by the Chairman for Good Reason shall be effected by notice thereof delivered by the Chairman to the Company and shall be effective as of the date of such notice. The Company shall have the right to contest such termination by appropriate legal action before any court of competent jurisdiction and to obtain appropriate damages from the Chairman if and to the extent such termination is determined by such court to have been wrongful.

               7.2.3 For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events during the Term; provided, in the case of clauses (a), (b) and (c) below, that if such breach is reasonably capable of being cured by the Company, no termination for Good Reason shall be made unless the Company shall have failed to cure such breach within thirty days after written notice thereof shall have been given to the Company by the
Chairman:

                     (a) A material breach by the Company of its obligations under this Agreement;
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                     (b) A material reduction by the Company in the Chairman's
authority or responsibilities from those described herein and customarily associated with the position of Chairman of the Board;

                     (c) The failure of the Chairman (being willing and able to serve) to be nominated, recommended and elected as a director at every shareholders' meeting at which his term as a director would otherwise expire or the failure of the Chairman to remain as Chairman of the Board; or

                     (d) a "Change in Control."

        The term "Change in Control" shall mean:

                         (1) A transaction or series of transactions in which
any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act") shall have become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the 1934 Act), of securities of the Company entitling the person or group to 20% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the Company would be entitled in the election of directors were an election held on such date; provided that any shares held by any employee stock ownership plan sponsored by the Company shall be excluded from the shares held by any person or group for purposes of determining whether the foregoing 20% threshold for securities ownership has been reached by such person or group;

                         (2) The failure of individuals who were members of the
Board of Directors as of the Effective Date to constitute at least a

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majority of the Board of Directors, unless the election (or the nomination for election by the shareholders) of each new director was approved by a vote of at least two-thirds of the total of such individuals then still in office and such other directors as may previously have been elected or nominated pursuant to such a two-thirds vote; or

                         (3) (i) The merger or consolidation of the Company with
another corporation in which the Company is not the surviving corporation, or pursuant to which its common stock is converted, other than any transaction where the shareholders of the Company immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company immediately prior to the merger or consolidation constitute, immediately after the merger or consolidation, a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (ii) the sale or other disposition or liquidation of all or substantially all the assets of the Company; provided, however, that
                                             --------- -------
notwithstanding anything to the contrary in this Agreement, no transaction or series of transactions shall be deemed to constitute a "Change in Control" if such transaction or series of transactions required the Chairman to be identified in any United States securities law filing as a person or a member of any
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group acquiring, holding or disposing of beneficial ownership of the Company securities and effecting a "Change in Control," as defined herein.

               7.2.4 Notwithstanding any other provision of this Agreement, if all or any portion of the payments or benefits provided to the Chairman pursuant to this Agreement, either alone or together with other payments or benefits which the Chairman receives, or is entitled to receive, from the Company, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, except as set forth in the following sentence, the amount of such payments or benefits provided hereunder or otherwise shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. Notwithstanding the preceding sentence, if the Chairman would receive a larger amount, on an after-tax basis, if the payments hereunder were not reduced pursuant to the preceding sentence, then the payments hereunder to the Chairman shall not be so reduced. The determination of whether or not the Chairman would receive a larger amount, on after-tax basis, shall be made in good faith by the Chairman and shall be submitted to the Company in writing at least five business days prior to the time of the first payment and, if reasonable, such determination shall be binding on the parties hereto.

               7.2.5 In the event of termination by the Company without cause or by the Chairman for Good Reason, (a) the Chairman shall have no further obligations or liabilities to the Company under this Agreement, (b) the Chairman shall retain the right to all options as modified hereunder, and all unvested options shall immediately vest and become exercisable, and (c) such termination shall

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not affect any vested rights which the Chairman may have had at the effective date of such termination pursuant to any insurance or other death benefit plans or arrangements of the Company, or any stock option or other plan of the Company maintained for its senior executives, all of which rights shall remain in full force and effect, nor shall such termination affect the obligation of the Company to continue to provide the Chairman with the other benefits and support services required to be provided to the Chairman under this Agreement.

           7.3 No Mitigation. The Chairman shall not be required to mitigate
               -------------
damages or the amount of any payments provided for under this Agreement by seeking other employment or otherwise and no such employment, if obtained, or compensation or benefits payable in connection therewith, shall reduce any amounts or benefits to which the Chairman is entitled hereunder. Any payments that may become due to the Chairman under Section 7.2.1 hereof shall not be subject to offset for any claims the Company may have against the Chairman.

           7.4 Legal Costs. If either party institutes any legal action to
               -----------
enforce his or its rights under, or to recover damages for breach of, this Agreement, the prevailing party in such an action shall be entitled to recover from the other party any actual expenses for attorney's fees and disbursements incurred by him or it.

        8. Disability. If during the Term the Chairman shall become
           ----------
permanently disabled, as defined in the Company's long-term disability plan as in effect on the date hereof, the Chairman shall continue to receive for the balance of the Term an annual disability benefit equal to 60% of the then Annual Fee and the Chairman shall retain the right to all of his options and all unvested options shall
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immediately vest and become exercisable. If during the Term, the Chairman shall fully recover from a disability, the Company, by action of a majority of the members of the Compensation Committee, shall have the right (exercisable within sixty days after notice from the Chairman of such recovery) but not the obligation to restore the Chairman to full time service at full compensation. If the Company elects not to restore the Chairman to the same position, functions, duties and responsibilities as he exercised prior to his disability, he shall be entitled to receive the full compensation and benefits provided for in this Agreement. The Term shall not be extended or be deemed suspended by reason of any period of disability and, unless otherwise provided in this Section 8, the Chairman shall be entitled to receive all compensation and benefits provided for in this Agreement.

        9. Death. Upon the death of the Chairman, this Agreement and all
           -----
benefits hereunder shall terminate except that the Chairman's estate (or a designated beneficiary) shall be entitled to receive in a lump sum payment an amount equal to: the Annual Fee accrued and unpaid to the last day of the month in which his death occurs and the Chairman's estate or designated beneficiary shall retain the right to all options and all unvested options shall immediately vest and become exercisable. In addition to the foregoing payments, the Chairman's estate or designated beneficiary shall have the right to receive any death benefits or insurance payments provided for under any plan, program or policy maintained by the Company hereunder or for the benefit of its senior executive and to which the Chairman may be entitled.
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        10. Covenant Not to Compete.
            -----------------------

            10.1 Noncompetition Period. The period of time beginning with the
                 ---------------------
Effective Date and continuing to and including the earlier of (a) September 15, 2001 and (b) the first anniversary of the last day of the term of the Chairman's engagement hereunder, is referred to herein as the "Noncompetition Period"; provided that the Noncompetition Period shall terminate immediately upon the termination of the Chairman by the Company without cause or by the Chairman for Good Reason.

            10.2 Limitation on Activities.
                 ------------------------

                 (a) During the Noncompetition Period, the Chairman shall not serve as a chief executive officer, president or other senior executive officer of, chairman of a board of, or serve in any similar capacities on behalf of, any firm, corporation, partnership, business organization or other entity (collectively, "Entities" ) that is significantly engaged (x) in the business of manufacturing, processing, distributing, or marketing of food products or (y) in other businesses in which the Company (which for purposes of this Article 10 shall include its subsidiaries) currently, or as of the last day of the Chairman's engagement by the Company, is engaged, and that produce annual revenues in excess of $100 million, and, with respect to clauses (x) and (y), is in direct competition with the Company.

                 (b) The Chairman shall not divert, solicit or hire away, or attempt to divert, solicit or hire away, any person who was employed by the Company in an executive, managerial or exclusive consulting capacity at any time within twelve months prior to the last day of the Chairman's engagement by the
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Company; provided that nothing in this Agreement shall prohibit the Chairman, with the prior written consent of the Company (which consent shall not be unreasonably withheld), from hiring any person who shall theretofore have retired from the Company in the ordinary course and who served under the Chairman as an executive officer of the Company.

           10.3 Limitations. The parties intend and acknowledge that the
                -----------
limitations on the Chairman's activity set forth in Section 10.2 above are specifically limited in terms of temporal, geographic and activity-related scope to such activities which, if they took place, would likely threaten the Company's proprietary technology, trade secrets, marketing plans and other confidential business information or its long-term business relationships with certain customers and suppliers, such relationships having been developed and maintained by the Company under the direction or supervision of the Chairman with substantial effort and investment of the Company's time, money and other resources.

           10.4 Permitted Activities. The Company acknowledges that the
                --------------------
Chairman has engaged in outside business activities and has made outside investments prior to the date hereof and the Company agrees that it is the intent of the parties that such activities and investments and additional activities and investments in Entities that may or may not be engaged in the food business or in other business which may directly compete with the Company ("Permitted Activities"), shall be outside the scope of this Section 10. Accordingly, the provisions of this Section 10 shall not apply to the involvement of, or restrain or prohibit the participation by the Chairman in, any Permitted Activities during the Noncompetition Period or otherwise,
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so long as the Chairman does not assume the active responsibilities or duties with respect to such Permitted Activities that would otherwise be prohibited by
Section 10.2.

        11. Covenant Not to Disclose.
            ------------------------

            11.1 The Chairman hereby covenants and agrees that he shall not at any time or in any manner knowingly use or disclose any proprietary trade secret or other confidential business information belonging to the Company (including, for purposes of this Section 11, its subsidiaries and affiliates), including but not limited to information relating to (a) the Company's strategic or marketing plans, including any discussions or negotiations with respect to the introduction of new products or the purchase or acquisition of any interest in any operation relating to the Company's business; (b) the Company's business or financing plans, whether long-term or short-term, as discussed, presented, considered, or otherwise reviewed during meetings with other employees or agents of the Company or the Board; (c) the profitability or cost of operations for the Company or any of its subsidiaries, divisions, affiliates or business segments; and (d) the Company's evaluation and compensation of, or future plans for, the senior management and technical personnel employed by the Company or its subsidiaries or affiliates. The provisions of this Section 10.1 shall not prohibit the disclosure of (i) information that has entered the public domain other than through any breach of this Agreement, (ii) information which the Chairman is required to disclose under subpoena or similar process of law (provided, that the Chairman shall give the Company such notice as may be practicable of any such process in order that the Company may seek appropriate
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relief) or (iii) information, the disclosure of which is reasonably necessary for the Chairman to defend himself or assert his rights under this Agreement in connection with any proceeding to which the Company or its affiliates is a party.

            11.2 Upon the Chairman's termination of service with the Company for any reason, the Chairman agrees (at the expense of the Company) to return immediately and not to take any and all tangible or intangible property, records, files, documents, software, data and other information irrespective of form, belonging to the Company (or any of its subsidiaries, divisions, and affiliated entities), with the exception of such materials or information as may relate specifically to this Agreement or the Chairman's compensation and benefits and except as may otherwise be approved by the Company in writing.

        12. Special Remedies Upon Disclosure. A material breach of this
            --------------------------------
Agreement will occur if the Chairman breaches or threatens to breach the provisions of Sections 10 or 11 of this Agreement. The Chairman acknowledges and agrees that such a breach would irreparably injure the Company and that the occurrence of such a breach or threatened breach shall accordingly entitle the Company to seek and obtain any legal, equitable or other relief which the Company determines to be appropriate or necessary under the circumstances, including specific performance of the provisions of this Agreement and/or the issuance of an injunction or injunctions, without the posting of a bond or other security, in addition to any other remedy which the Company may be entitled to at law or in equity.

        13. Rights Unfunded and Unsecured. All rights of the Chairman
            -----------------------------
under this Agreement shall at all times be entirely unfunded and no provision shall at
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any time be made with respect to segregating any assets of the Company for payment of any amounts due hereunder. The Chairman shall not have or be given any interest in or rights against any specific assets of the Company and shall have only the rights of a general unsecured creditor of the Company.

        14. Withholding. To the extent, but only to the extent, required by
            -----------
law (including, without limitation, Sections 3402, 3102 and 3301 of the Code), the Company shall withhold employment taxes from all payments and benefits provided to the Chairman pursuant to this Agreement. In the case of the exercise of any stock option, such withholding may be effected by retention of an appropriate number of shares of common stock.

        15. Notices. All notices, requests, consents and other communications,
            -------
required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered mail, as follows (or to such other or additional addresses as either party shall designate by notice in writing to the other in accordance herewith):

            15.1 If to the Company:

                    H.J. Heinz Company
                    World Headquarters
                    P.O. Box 57
                    Pittsburgh, Pennsylvania 15230

                    Attention: Board of Directors
                               Attn: Chairman of the Management
                                     Development and Compensation
                                     Committee
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                    (with a copy, similarly addressed but Attention:
                    General Counsel)

            15.2 If to the Chairman:

                    Dr. Anthony J.F. O'Reilly
                    H.J. Heinz Company
                    World Headquarters
                    P.O. Box 57
                    Pittsburgh, Pennsylvania 15230

        16. General.
            -------

            16.1 Governing Law. Jurisdiction. Source of Process, Venue. This
                 -----------------------------------------------------
Agreement shall be governed by and construed and enforced in accordance with the internal laws (and not the law of conflicts) of the State of Pennsylvania applicable to agreements made and to be performed entirely in Pennsylvania. Each party (a) hereby irrevocably submits itself to and acknowledges and recognizes the jurisdiction of the courts of the State of Pennsylvania located in the County of Allegheny or in the United States District Court for the Western District of Pennsylvania (which courts, together with all applicable appellant courts, for purposes of this Agreement, are the only "courts of competent jurisdiction"), for the purpose of any suit, action or other proceeding arising out of, under, or in connection with, relating to, or based upon this Agreement or the subject matter hereof or the transactions contemplated hereby, (b) agrees that any service of process in connection with any such suit, action or other proceeding may be made upon it by means of the United States mail or such other service as may be authorized by any such court, (c) agrees that the courts of competent jurisdiction shall be the sole and exclusive courts and forums for the purpose of any such suit, action or proceeding and agrees
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not to commence any suit, action or other proceeding arising out of, under, or in connection with, or relating to or based upon this Agreement or the subject matter hereof or the transactions contemplated hereby in any other forum and (d) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of courts of competent jurisdiction, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other party.

            16.2 Severability. The invalidity or unenforceability of any
                 ------------
term or provision of Sections 10, 11 or 12 of this Agreement shall not affect the validity or enforceability of any other term or provision of such Sections, which shall remain in full force and effect. If a final judgment of a court of competent jurisdiction declares any such term or provision to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes as close as legally possible to expressing the intention of the invalid or unenforceable term or provision, and that the failure to exercise such power would be inconsistent with the specific and mutual intent of the parties hereto.

            16.3 Captions. The section headings contained herein are for
                 --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            16.4 Entire Agreement. This Agreement sets forth the entire
                 ----------------
agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

            16.5 No Other Representations. No representation, promise or
                 ------------------------
inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

            16.6 Assignability. This Agreement and the Chairman's rights and
                 -------------
obligations hereunder may not be assigned by the Chairman. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of the Company whether by merger, purchase of stock or assets or otherwise.

            16.7 Amendments; Waivers. This Agreement may be amended, modified,
                 -------------------
superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

            16.8 Legal Fees. The Company shall pay all reasonable legal fees
                 ----------
and expenses incurred by the parties in connection with the negotiation and execution of this Agreement.

            16.9 Beneficiaries. Whenever this Agreement provides for any
                 -------------
payment to the Chairman's estate, such payment may be made instead to such beneficiary or beneficiaries as the Chairman may have designated in writing filed with the Company. The Chairman shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

            16.10 Counterparts. This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  H.J. HEINZ COMPANY

                                  By:  /s/ HERMAN J. SCHMIDT
                                      ----------------------------
                                      HERMAN J. SCHMIDT
                                      Chairman
                                      Management Development and
                                        Compensation Committee

                                       /s/ ANTHONY J.F. O'REILLY
                                      ----------------------------
                                         Anthony J.F. O'Reilly